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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 1998

                      MAIN STREET BANCORP, INC.

     (Exact name of registrant as specified in its charter)

        Pennsylvania                                 23-2444807
(State or other jurisdiction     (Commission       (IRS Employer
      of incorporation)          File Number)       Ident. No.)

400 Washington Street, Reading, Pennsylvania      19601
     (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (610) 376-5933

                               N/A
 (Former name or former address, if changed since last report.)

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ITEM 2.

          On May 1, 1998, pursuant to the Agreement and Plan of Consolidation (the "Agreement") dated as of November 18, 1997, by and between BCB Financial Services Corporation ("BCB") and Heritage Bancorp, Inc. ("Heritage"), Main Street Bancorp, Inc. (the "Company"), a Pennsylvania corporation, was formed upon completion of the consolidation of BCB and Heritage and each outstanding share of common stock of BCB and Heritage was converted into 1.3335 shares and 1.05 shares of the Company's common stock, respectively. At December 31, 1997, BCB and its subsidiaries had total consolidated assets, deposits, net loans and shareholders' equity of approximately $447.6 million, $360.6 million, $246.2 million and $44.1 million, respectively. Also at December 31, 1997, Heritage and its subsidiaries had total consolidated assets, deposits, net loans and shareholder equity of approximately $336.3 million, $266.3 million, $231.6 million and $44.6 million, respectively

ITEM 7.

          To be filed by amendment not later than July 14, 1998

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MAIN STREET BANCORP, INC.

Dated:  May 15, 1998

                              By/s/Nelson R. Oswald

                                   Nelson R. Oswald
                                   Chairman and
                                   Chief Executive Officer
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                          EXHIBIT INDEX

Exhibit Number
     23.1*     Consent of Beard & Company, Inc.
     27.1*     Financial Data Schedule
     99.1*     Financial Statements


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* To be filed by amendment.